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                                  EXHIBIT 23.1





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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





Fisher Business Systems, Inc.
Atlanta, Georgia


          We hereby consent to the incorporation by reference in the Prospectus constituting a part of the previously filed Registration Statement No. 33-22588 on Form S-8 dated June 16, 1988, No. 33-22591 on Form S-8 dated June 16, 1988, No. 33-38257 on Form S-8 dated December 19, 1990, No. 33-38258 on Form S-8 dated December 19, 1990, No. 33-53702 on Form S-8 dated October 20, 1992 and No. 33-53704 on Form S-8 dated October 20, 1992 of our report dated February 22, 1996, except for Note 9 which is dated as of March 29, 1996, relating to the financial statements of Fisher Business Systems, Inc. appearing in the Company's Annual Report on Form 10-KSB for the year ended January 31, 1996.


                                        /s/ BDO Seidman, LLP
                                        BDO Seidman, LLP

Atlanta, Georgia
April 29, 1996